Exhibit 10.1

LIMITED FORBEARANCE AGREEMENT

This LIMITED FORBEARANCE AGREEMENT (this “Agreement”), is entered into as of March 27, 2018, among WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (“Holdings”), CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership (“Chapman Construction”), CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation (“Chapman Management”), CONSTRUCTION TANK SERVICES LLC, a Delaware limited liability company (“Construction Tank”), WILLBROS UTILITY T&D OF NEW YORK, LLC, a New York limited liability company (“WUTDNY”), LINEAL INDUSTRIES, INC., a Pennsylvania corporation (“Lineal”), WILLBROS WEST COAST SERVICES, INC., an Oklahoma corporation (“Willbros West Coast”), WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company (“Willbros Construction (U.S.)”), WILLBROS ENGINEERING & SERVICES, LLC, a Texas limited liability company (“Willbros Engineering & Services”), WILLBROS T&D SERVICES, LLC, a Delaware limited liability company (“Willbros T&D Services”, and together with Holdings, Chapman Construction, Chapman Management, Construction Tank, WUTDNY, Lineal, Willbros West Coast, Willbros Construction (U.S.) and Willbros Engineering & Services, the “U.S. Borrowers”), WILLBROS MINE SERVICES, L.P., a limited partnership organized under the laws of Alberta, Canada (“Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers” and each, a “Borrower”), WILLBROS GROUP, INC., a Delaware corporation (the “Parent”), the other Persons party to this Agreement as Guarantors, the Lenders party to this Agreement, the Issuing Banks and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (the “Agent”).

RECITALS:

A. The Borrowers, the Guarantors, the Agent and the financial institutions named therein as lenders (the “Lenders”) are parties to that certain Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as heretofore amended or otherwise modified, the “Loan Agreement”), pursuant to which the Lenders agreed to make Loans and provide certain other financial accommodations to the Borrowers.

B. Pursuant to the Loan Agreement, the U.S. Domiciled Obligors have guaranteed all of the Obligations under the Loan Documents and the Canadian Domiciled Obligors have guaranteed all of the Canadian Facility Obligations under the Loan Documents.

C. The Borrowers acknowledge that certain Defaults and Events of Default under the Loan Agreement have occurred and are continuing as more specifically described in Exhibit A attached hereto (the “Specified Defaults”), as a result of which the Lenders are not obligated to make further Loans or issue or extend additional Letters of Credit.

D. The Borrowers and the Guarantors have requested that the Agent and the Lenders, upon certain terms and conditions set forth in this Agreement, forbear from exercising their rights and remedies for a limited period expiring on the Termination Date (as defined below) arising as a result of the occurrence and continuation of the Specified Defaults.

E. The Agent and the Lenders are willing to grant such forbearance subject to the terms and conditions of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement. In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

“Accrued Excess Default Amount” has the meaning given to such term in Section 3.5 hereof.

“Agent Counsel” has the meaning given to such term in Section 6.3 hereof.

“Budget” means the weekly cash flow budget separately agreed to by the Parent and the Agent as the “Budget” for purposes hereof, as such budget may be updated by the Parent in accordance with Section 6.1(d) hereof.

“Effective Date” has the meaning given to such term in Section 4 hereof.

“Forbearance Fee” has the meaning given to such term in Section 3.8 hereof.

“Forbearance Period” means the period commencing on the Effective Date and continuing until the Termination Date.

“FTI” has the meaning given to such term in Section 6.3 hereof.

“Lender-Related Parties” has the meaning given to such term in Section 10 hereof.

“Local Counsel” has the meaning given to such term in Section 6.3 hereof.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of March 27, 2018, among Primoris, a subsidiary of Primoris party thereto and the Parent, under which such subsidiary will merge with and into the Parent.

“Primoris” means Primoris Services Corporation, a Delaware corporation.

“Termination Date” means 5:00 p.m. (Dallas, Texas time) on the earlier of (i) July 31, 2018 or (ii) the date on which a Termination Event occurs.

“Termination Event” means the occurrence of any of the following: (i) any representation or warranty made by any Obligor in this Agreement shall be false in any material respect when made, (ii) any Obligor shall fail to perform, observe or comply with any of its covenants and agreements contained in this Agreement, (iii) any Default or Event of Default, other than the Specified Defaults, shall occur or shall have occurred (provided that in the case of any Default that has not arisen to an Event of Default, the

Agent has given notice to the Parent of its election to designate such Default as a Termination Event), (iv) any Obligor shall (A) commence a voluntary proceeding seeking liquidation, reorganization, compromise, arrangement, wind-up or dissolution, or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporate, partnership or other similar law now or hereafter in effect or seeking the appointment of a trustee, interim receiver, receiver, liquidator, custodian, monitor or other similar official of it or a substantial part of its property, (B) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (C) make a general assignment for the benefit of its creditors, (D) generally fail to pay its debts as they become due or become unable to meet its obligations as they generally become due, or (E) take any action to authorize any of the foregoing, (v) an involuntary proceeding shall be commenced against any Obligor seeking liquidation, reorganization, compromise, arrangement, wind-up or dissolution, or other relief with respect to it or its debts under any bankruptcy, insolvency, corporate, partnership, or other similar law now or hereafter in effect or seeking the appointment of a trustee, interim receiver, receiver, liquidator, custodian, monitor or other similar official for it or a substantial part of its property, (vi) the exercise by any creditor or any holder of any Debt of any Obligor (excluding the Lenders) of any right or remedy to foreclose or take enforcement action against any ABL Facility First Priority Collateral in connection with any default related to liabilities owed to such creditor or to such Debt holder (including any attachment order or garnishment order on the ABL Facility First Priority Collateral), provided that (x) the amount of such liability or Debt is $1,000,000 or more, individually or when aggregated with other such liabilities or Debts and (y) the Agent has given notice to the Parent of its election to designate such event as a Termination Event, (vii) the Merger Agreement terminates or is terminated in accordance with its terms, (viii) the occurrence of any “Triggering Event” under and as defined in the Merger Agreement, (ix) the delivery of a notice of termination of the Merger Agreement by any party thereto, (x) any “Forbearance Termination Event” occurs under and as defined in the Term Loan Forbearance Agreement, (xi) any Lender (as defined in the Term Loan Credit Agreement) or Secured Party (as defined in the Term Loan Credit Agreement) exercises any remedies under the Term Loan Credit Agreement on account of the occurrence of an Event of Default (as defined in the Term Loan Credit Agreement), (xii) the failure by the “Initial First-Out Lender” (as defined in the Term Loan Amendment) to fund to the Parent initial incremental Term Loans in an amount not less than $10,000,000 within three Business Days after the Effective Date, (xiii) the failure by the “Primoris Lenders” (as defined in the Term Loan Credit Agreement) to fund to the Parent “Additional First-Out Loans” (as defined in the Term Loan Credit Agreement) requested by the Parent as described in Section 8(b) hereof within five Business Days following request therefor, or (xiv) any failure of any Obligor to pay payroll or failure to pay or deposit related federal or state payroll tax payments when due in accordance with applicable law (unless, in the case of such tax payments, such amounts are de minimus and being Properly Contested) provided that the Agent has given notice to the Parent of its election to designate such event as a Termination Event.

“Term Loan Amendment” has the meaning given to such term in Section 4.4 hereof.

“Term Loan Forbearance Agreement” means that certain Forbearance Agreement dated as of March 27, 2018, related to the Term Loan Credit Agreement.

2. Forbearance. Each Obligor specifically acknowledges the existence and continuation of the Specified Defaults. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, and subject to the satisfaction of each condition precedent set forth in Section 4 hereof but only so long as no Termination Event shall have occurred and except as permitted by this Agreement, the Agent, the Lenders and the Issuing Banks hereby agree to forbear during the Forbearance Period from exercising their rights and remedies under the Loan Documents (including any right under Section 2.2.3 or 2.3.3 of the Loan Agreement, any right of setoff (excluding the Agent’s right to charge on account under Section 4.1.1(b) of the Loan Agreement, it being understood and agreed that any deemed making of any representations and warranties by the Borrowers on account of such charge shall, if such representations and warranties are not true and correct, for all purposes hereof be treated as a Specified Default) and any right under a power of attorney granted pursuant to Section 8.5(b) of the Loan Agreement) and applicable law arising as a result of the occurrence or continuance of any of the Specified Defaults. Notwithstanding the foregoing, the forbearance granted by the Agent, the Lenders and the Issuing Banks shall not constitute and shall not be deemed to constitute a waiver of any of the Specified Defaults or of any other Default or Event of Default under the Loan Documents. On and after the Termination Date, the Agent’s, the Lenders’ and the Issuing Banks’ agreement hereunder to forbear shall terminate automatically without further act or action by the Agent, any Lender or any Issuing Bank, and the Agent, the Lenders and the Issuing Banks shall be entitled to exercise any and all rights and remedies available to them under this Agreement and the other Loan Documents, at law, in equity or otherwise without any further lapse of time, expiration of applicable grace periods or requirements of notice, all of which are hereby expressly waived by each Obligor. For the avoidance of doubt, (i) an exercise of cash dominion rights, when applicable, shall not be subject to forbearance (other than implementing cash dominion solely as a result of the Specified Defaults), (ii) the foregoing forbearance shall not prohibit the Agent from delivering notices relating to the Borrowing Base or notices of Default, Event of Default or a Termination Event, (iii) any Overadvance that occurs under Section 2.1.5 of the Loan Agreement shall not be subject to forbearance, and (iv) the foregoing forbearance shall not limit or prohibit the Agent from making Protective Advances in its discretion pursuant to Section 2.1.6 of the Loan Agreement (it being understood and agreed that any deemed making of any representations and warranties by the Borrowers on account of any such making of Protective Advances shall, if such representations and warranties are not true and correct, for all purposes hereof be treated as a Specified Default).

3. Commitments; Loans; Interest; Borrowing Base.

3.1. No Additional Loans. During the Forbearance Period, the Borrowers may not request or obtain any additional Loans. Notwithstanding the foregoing, the Agent may make Protective Advances, reimburse Letter of Credit disbursements and pay other Obligations coming due (including costs and expenses under this Agreement) by causing additional Loans to be disbursed therefor, including in accordance with Sections 2.1.6, 2.2.2, 2.3.2 and 4.1.1 of the Loan Agreement.

3.2. Concerning Letters of Credit. During the Forbearance Period, the Borrowers may not request or obtain any new or increased Letters of Credit or extensions of existing Letters of Credit, provided, that on and after the Effective Date and so long as the Termination Date has not occurred, (a) the Borrowers may request extensions of existing Letters of Credit so as to extend the expiry date of such existing Letters of Credit to July 31, 2018, but not later than such date, (b) each Issuing Bank that is an issuer of any existing Letter of Credit agrees, upon such request by the Borrowers and only during the Forbearance Period, to extend the expiry thereof to July 31, 2018, but not later than such date (it being understood and agreed that any making or deemed making of any representations and warranties by the Borrowers on account of such extension shall, if such representations and warranties are not true and correct, for all purposes hereof be treated as a Specified Default), and (c) with respect to any Letters of Credit containing automatic renewal or “evergreen” provisions, the Issuing Bank that is the issuer thereof may issue non-renewal notices in accordance with the terms thereof and in a manner consistent with such Issuing Bank’s customary procedure (taking into account any extension of the expiry date of the applicable Letter of Credit as set forth above).

3.3. Commitment Reduction. As of the Effective Date, (a) the U.S. Revolver Commitment of each U.S. Lender will be reduced to the amount set forth on Schedule 1.1(a) attached hereto, (b) the Canadian Revolver Commitment of each Canadian Lender will be reduced to the amount set forth on Schedule 1.1(b) attached hereto, and (c) the Agent and the Lenders shall make such other adjustments as the Agent shall reasonably specify to be necessary to effectuate the intent and purposes contemplated by this Section 3.3. After giving effect to the foregoing reductions, the aggregate Commitments are $90,000,000, of which $80,000,000 are U.S. Revolver Commitments and $10,000,000 are Canadian Revolver Commitments.

3.4. Letters of Credit Draws. To the extent that an Issuing Bank honors any request for payment under a Letter of Credit, the Agent may, or if directed by the Required Lenders, will, without the consent of the Borrower Agent or any Obligor, reimburse such Issuing Bank for the amount disbursed pursuant to such Letter of Credit from funds held as Eligible Pledged Cash, it being understood that such reimbursement shall, to the extent of the amount thereof, satisfy and discharge the obligations of the Borrowers under the Loan Agreement with respect to such disbursement.

3.5. No Interest Period Loans; Default Interest. During the Forbearance Period, no Loan will be made, converted or continued as a LIBOR Loan or Canadian BA Rate Loan. Commencing on the Effective Date, (a) the Obligations which would otherwise accrue interest pursuant to Section 3.1.1(a) of the Loan Agreement shall accrue interest at the Default Rate and (b) fees payable in respect of Letters of Credit under Section 3.2.2(a)(i) and 3.2.2(b)(i) of the Loan Agreement shall be increased by 2.00% per annum above the rate otherwise applicable thereto in accordance with such Section (the additional amounts accruing pursuant to clauses (a) and (b) above that exceeds the interest or fee rate otherwise applicable thereto being collectively referred to as the “Accrued Excess Default Amount”); provided, that the Accrued Excess Default Amount will not be due and payable until the Termination Date and will be automatically waived if Full Payment of the Obligations (other than the Accrued Excess Default Amount and the Forbearance Fee (as defined below)) occurs on or before the Termination Date. For the avoidance of doubt, (i) during the Forbearance Period, interest on the Loans shall continue to be paid in cash at the Base Rate (or Canadian Prime Rate, as applicable) plus the

Applicable Margin and in accordance with Section 3.1.1(c) of the Loan Agreement and Letter of Credit fees shall continue to be paid in cash at the Applicable Margin for LIBOR Loans (or Canadian BA Rate Loans, as applicable) and in accordance with Section 3.2.2 of the Loan Agreement, respectively, and (ii) (A) failure by the Borrowers to make Full Payment of the Obligations (other than the Accrued Excess Default Amount and the Forbearance Fee) on or before the Termination Date or (B) the occurrence of a Termination Event shall cause the Accrued Excess Default Amount to become immediately due and payable.

3.6. Certain Borrowing Base Matters.

(a) During the Forbearance Period, the Agent (at the direction of the Required Lenders) and the Required Lenders agree that the Agent will not (a) use its discretion under Section 8.1(ii) of the Loan Agreement to lower any advance rates set forth in the definitions of U.S. Borrowing Base or Canadian Borrowing Base as of the Effective Date, (b) implement any new discretionary category of Availability Reserves that is not in effect on the Effective Date pursuant to Agent’s authority under clause (g) of the definition of U.S. Availability Reserve or clause (e) of the definition of Canadian Availability Reserve set forth in the Loan Agreement or (c) implement any discretionary exclusion from eligibility under clause (r) of the definition of U.S. Eligible Accounts or clause (r) of the definition of Canadian Eligible Accounts (or any discretionary exclusion under any other clause of such definitions); provided, that the Agent may, and the foregoing limitations are without prejudice to the Agent’s rights to, make adjustments to the amounts of ineligibles and to amounts reserved under categories of Availability Reserves in existence on the Effective Date.

(b) During the Forbearance Period (beginning April 4, 2018), the Borrower Agent shall deliver to the Agent by each Wednesday of each calendar week a Borrowing Base Certificate as of the end of the previous calendar week setting forth a roll forward of Accounts (billed and unbilled) from the most recently delivered Borrowing Base Certificate (but without adjustment to ineligibles and Availability Reserves). In addition, the Borrower Agent shall continue to deliver a full monthly Borrowing Base Certificate with all related reporting in accordance with Section 8.1 of the Loan Agreement.

3.7. Trigger Period. During the Forbearance Period, the following terms defined in Section 1.1 of the Loan Agreement shall be modified in full as follows:

(a) Cash Dominion Event: the occurrence of any one of the following events: (i) Excess Availability shall be less than $10,000,000 at any time; or (ii) (A) an Event of Default under Section 11.1.1 or 11.1.5 shall have occurred and be continuing or (B) any Event of Default, other than the Specified Defaults, shall have occurred and be continuing and the Agent shall have determined, in its sole discretion or at the direction of the Required Lenders (by written notice to Borrower Agent), to effect a Cash Dominion Event as a result of such Event of Default; provided that, notwithstanding anything herein to the contrary, if a Cash Dominion Event occurs, it shall be deemed to continue until Full Payment of the Obligations.

(b) Trigger Period: the period (i) commencing on the day that Excess Availability is less than $10,000,000 at any time; and (ii) continuing until, during each of the preceding 45 consecutive days, Excess Availability has been higher than $10,000,000 at all times.

3.8. Forbearance Fee. The Agent shall be entitled to receive, for the ratable benefit of the Lenders party hereto, a forbearance fee of $200,000 (the “Forbearance Fee”), which shall be fully earned on the Effective Date but will not be due and payable until the Termination Date; provided, that the Forbearance Fee will be automatically waived if Full Payment of the Obligations (other than the Accrued Excess Default Amount and the Forbearance Fee) occurs on or before the Termination Date.

4. Conditions Precedent. This Agreement shall be effective on the date that each condition precedent set forth in this Section 4 is satisfied (the “Effective Date”):

4.1. Signed Agreement. The Agent shall have received counterparts of this Agreement duly executed by the Agent, the Obligors, the Issuing Banks and the Required Lenders.

4.2. Expenses. The Agent and related advisors shall have received payment of all accrued costs and expenses (including the legal fees of Vinson & Elkins LLP and Norton Rose Fulbright Canada LLP and consulting fees of FTI (as defined below)) for which invoices have been submitted on or prior to the Effective Date.

4.3. Merger Agreement. The Merger Agreement, which shall be in form and substance satisfactory to the Agent, shall have been executed by the parties thereto, and shall have become effective, substantially concurrently with the effectiveness of this Agreement, and, substantially concurrently with the effectiveness of this Agreement, the Agent shall receive a fully-executed copy thereof.

4.4. Term Loan Documents. (a) The Term Loan Forbearance Agreement and (b) an amendment to the Term Loan Credit Agreement reflecting $10,000,000 of incremental commitments thereunder and up to an additional $10,000,000 of discretionary incremental funding thereunder (the “Term Loan Amendment”), each in form and substance satisfactory to the Agent, shall have been executed by the parties thereto, and shall have become effective, in each case, substantially concurrently with the effectiveness of this Agreement, and, substantially concurrently with the effectiveness of this Agreement, the Agent shall receive fully-executed copies thereof.

4.5. Other Documentation. The Agent shall have received such other documents, instruments and agreements as it may reasonably request, all in form and substance reasonably satisfactory to the Agent.

Upon the satisfaction of the foregoing conditions, the Agent shall advise the other parties hereto in writing of the occurrence of the Effective Date.

5. Representations and Warranties. To induce the Agent and the Lenders to enter into this Agreement, each Obligor hereby represents and warrants as of the Effective Date as follows:

5.1. Duly Organized. Each Obligor is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite organizational power and authority to perform its obligations under this Agreement and the other Loan Documents to which it is a party.

5.2. Authority. The execution, delivery and performance by each Obligor of this Agreement are within such Obligor’s corporate or company powers, have been duly authorized by all necessary corporate or company action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than notices to or filings with the SEC that may be required in the Ordinary Course of Business from time to time) and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon any Obligor or result in the creation or imposition of any Lien upon any of the assets of any Obligor (other than any Lien created under the Loan Documents and Liens created under the Term Loan Documents). Pursuant to such corporate or company powers, this Agreement has been duly executed and delivered by each Obligor party hereto.

5.3. Validity and Enforceability. This Agreement constitutes the valid and binding obligation of each Obligor enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable Debtor Relief Laws or general principles of equity.

5.4. No Defenses. No Obligor has any defenses to payment, counterclaims, or rights of setoff or recoupment with respect to any Obligations applicable to such Obligor owing to the Agent or any Lender as of the Effective Date, including, without limitation, the Loans.

5.5. No Other Defaults. Except for the Specified Defaults, no other Default or Event of Default has occurred and is continuing. Without taking into effect the terms, conditions, and agreements set forth in this Agreement, the Agent has the right to, in its sole and absolute discretion or at the direction of the Required Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under the Loan Agreement and under any other Loan Document to be immediately due and payable (including Cash Collateralizing Letters of Credit). All advances, credit extensions, and transfers after the Effective Date pursuant to this Agreement and the Loan Agreement, if any, are intended to be, and are, exchanged contemporaneously for new value provided to the related Obligors, and with any and all relation back rights and privileges of the Agent or the Lenders, as applicable

5.6. Principal Balance; Letters of Credit. As of March 23, 2018, (a) the outstanding principal amount of the Loans was $23,047,918.16 (comprised of $18,100,866.16 in U.S. Revolver Loans and $4,947,052.00 in Canadian Revolver Loans), and (b) the stated amount of outstanding Letters of Credit were $47,820,670.84 (comprised of $46,246,213.00 in U.S. Letters of Credit and $1,574,457.84 in Canadian Letters of Credit). The foregoing amounts are subject to adjustment based on Canadian Dollar exchange rate fluctuations.

6. Covenants. Each Obligor shall comply with the covenants set forth in this Section 6 (whether or not a Termination Event occurs) in addition to the covenants in the Loan Agreement and any other Loan Documents. Any failure to comply with any covenant in this Section 6 shall constitute an immediate Event of Default under the Loan Agreement without any further notice or grace period therefor.

6.1. Budget Compliance.

(a) From and after the Effective Date, the Obligors shall not make any operating cash disbursements (i) at any time, that are not of the type included in the Budget, (ii) starting the second week of the budget period covered by the Budget, with respect to payroll in amounts exceeding the projected cumulative payroll disbursements through such period as set forth in the Budget by more than 20% for the first two weeks, 15% for the first three weeks, 10% for the first four weeks and 10% thereafter on a weekly basis for each trailing four-week period (i.e., weeks 2-5, 3-6, 4-7, etc.) and (iii) starting the second week of the budget period covered by the Budget, with respect to all other operating cash disbursements combined (other than, for the avoidance of doubt, payroll), in amounts exceeding the aggregate amount of the projected cumulative cash disbursements through such period as set forth in the Budget by more than 20% for the first two weeks, 15% for the first three weeks, 10% for the first four weeks and 10% thereafter on a weekly basis for each trailing four-week period (i.e., weeks 2-5, 3-6, 4-7, etc.).

(b) Starting with the second week of the budget period covered by the Budget, the Obligors shall cause cumulative customer cash receipts through such period to have a negative variance not greater than 25% for the first two weeks, 20% for the first three weeks, 15% for the first four weeks and 15% thereafter on a weekly basis for each trailing four-week period (i.e., weeks 2-5, 3-6, 4-7, etc.), in each case, compared to the projected cumulative customer cash receipts through such period as set forth in the Budget.

(c) On Wednesday of each week, the Parent shall deliver to the Agent (i) a report detailing the Obligors’ receipts and disbursements for the previous calendar week and a comparison to the amounts set forth in the Budget therefor for such week (on an aggregate and a line item by line item basis in the case of disbursements), and (ii) updates to the weekly cash flows set forth in the Budget, which updates (but not, for the avoidance of doubt, the updates referred to in clause (d) below), for purposes of this Section 6.1, shall not supersede the initial Budget unless otherwise consented to by the Agent and the Required Lenders.

(d) Not more often than once at the end of each four-week period, the Parent may deliver to the Agent an updated forecast of the weekly cash flows (which shall be in the form substantially identical to the initial Budget), which updated forecast shall, upon the delivery thereof, constitute the Budget for all purposes hereof.

6.2. Merger.

(a) The following events (each a “Milestone”) shall occur no later than the date appearing adjacent to such Milestone:

Milestone	Milestone Date
Parent Files Preliminary Proxy Statement with SEC	April 16, 2018
Parent Mails Definitive Proxy Statement to Stockholders following SEC review	June 15, 2018
Parent Holds Stockholders Meeting	July 20, 2018

Notwithstanding the foregoing, the Agent may, in its discretion, agree to extend any of the foregoing Milestone Dates by five Business Days following request by the Parent based on regulatory or other matters and demonstrating in good faith a reasonable need therefor.

(b) No Obligor shall enter into or permit any amendment, supplement or other modification to the Merger Agreement that is adverse to the interests of the Lenders unless otherwise consented to by the Agent.

(c) Upon consummation of the merger contemplated by the Merger Agreement, the Commitments shall automatically terminate, all Obligations shall become immediately due and payable, and the Obligors shall cause Full Payment therefor (other than the Accrued Excess Default Amount and the Forbearance Fee to the extent the merger is consummated prior to a Termination Event) to occur (provided, that those provisions which survive Full Payment of the Obligations as set forth in Section 4.6 of the Loan Agreement shall so survive). Notwithstanding the proviso to the fourth sentence of Section 2.1.4 of the Loan Agreement which permits a notice of termination of the Commitments to be conditioned on the effectiveness of other credit facilities, the Agent and the Required Lenders agree that the Borrowers may also deliver any such notice conditioned on consummation of the merger contemplated by the Merger Agreement.

6.3. Access; Cooperation. The Agent and related representatives and consultants shall have reasonable access to the Obligors’ business premises and to the Collateral to review, audit, appraise and evaluate the Collateral and to inspect the financial records and other records of the Obligors concerning the operation of their businesses, their financial condition, the transfers and expenditures of funds generated therefrom, the accrual of expenses relating thereto, and any and all other records relating to the Collateral, the Borrowing Base or the operations of any of the Obligors. Each Obligor will fully cooperate with the Agent and related representatives and consultants (including Agent Counsel, Local Counsel and FTI (each as defined below)) regarding such reviews, audits, evaluations and inspections, and the Obligors shall make their employees, consultants and professionals reasonably available to the Agent and related representatives and consultants in conducting such reviews, evaluations and inspections. Obligors acknowledge that Vinson & Elkins LLP has been engaged as Agent’s U.S. legal counsel (“Agent Counsel”), Norton Rose Fulbright Canada LLP has been engaged as Agent’s Canadian counsel (“Local Counsel”) and FTI Consulting, Inc. (“FTI”) has been engaged as Agent Counsel’s consultant and agree to pay all fees, costs and expenses of Agent Counsel, Local Counsel and FTI upon submission of invoices therefor (which amounts shall also constitute Obligations secured by the Collateral).

6.4. Further Information. In addition to any notices or information required to be given under the Loan Documents, each Obligor will provide the Agent with (a) notice immediately upon the occurrence of any Termination Event, (b) notice immediately of any notice received of a “Forbearance Termination Event” under the Term Loan Forbearance Agreement, (c) copies of any notices under or amendments to the Merger Agreement, promptly following delivery thereof, (d) on each Business Day (beginning on the fifth Business Day following the Effective Date), a daily summary cash activity report in respect of the preceding Business Day detailing (i) the beginning cash balance, (ii) total cash receipts, (iii) total cash disbursements, and (iv) ending cash balance, in each case for such preceding Business Day, and (e) with such other information as may be reasonably requested by the Agent from time to time, promptly upon such request, including, without limitation (i) copies of any bank or other financial institution statements, (ii) accounts receivable and accounts payable agings, (iii) transactional documentation, including, without limitation, letters of intent or offers to purchase, lease or license any portion, all, or substantially all of the assets or ownership interests of the Obligors, and letters of intent or commitments for any capital investment, loan or other financing in or to the Borrowers, and (iv) litigation pleadings, depositions, related documents and transcripts.

6.5. Post-Closing Covenant. Within 10 Business Days of the Effective Date, the Agent shall have received such documentation requested by it related to certain Subsidiaries in Canada, including, but not limited to, a joinder and acknowledgement agreement, organizational documents, and tax information.

7. Preservation of Collateral. Each Obligor shall maintain the Liens and security interests in the Collateral created by the Loan Documents as first priority (subject to the Intercreditor Agreement), perfected Liens and security interests and shall defend such Liens and security interests against the claims and demands of all Persons whomsoever except for Permitted Liens. At any time and from time to time, upon the request of the Agent, and at the sole expense of the Obligors, the Obligors will promptly and duly give, execute, deliver, indorse, file or record any and all amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by the Loan Documents or to enable the Agent to enforce its rights, remedies, powers and privileges under the Loan Documents with respect to such Liens or to otherwise obtain or preserve the full benefits of the Loan Documents and the rights, powers and privileges therein granted.

8. Term Loan Amendment. (a) The Agent, the Issuing Banks and the Lenders hereby acknowledge and agree that the terms of the Term Loan Amendment and the Term Loan Forbearance Agreement (each, as in effect on the date hereof) are permitted under Section 10.2.15(d) of the Loan Agreement.

(b) The Agent, at the direction of the Required Lenders, hereby acknowledges and agrees that the $20,000,000 of incremental Term Loans provided or to be provided under the Term Loan Amendment (as in effect on the date hereof) constitute Term Loan Obligations for purposes of the Intercreditor Agreement and are not Term Loan Excess Amount (as defined therein). The Parent hereby agrees to timely request any “Additional First-Out Loans” (as defined in the Term Loan Credit Agreement) to meet its and its Subsidiaries’ cash flow needs during the Forbearance Period (it being understood that the funding of such Additional First-Out Loans is subject to the discretion of the Primoris Lenders (as defined in the Term Loan Credit Agreement)). The Parent hereby further agrees to timely submit a written request to the Primoris Lenders for such Additional First-Out Loans in an amount not less than is required to remedy any cash deficiency indicated in the most recent cash flow forecast delivered by the Parent to the Agent in accordance with Section 6.1(c) or (d) hereof.

9. Ratification of Loan Documents and Collateral. Except as modified by this Agreement, each Obligor hereby acknowledges, ratifies, reaffirms and agrees that each of the Loan Documents to which it is a party and the first priority (subject to the Intercreditor Agreement), perfected Liens and security interests created thereby in favor of the Agent, for the benefit of the Secured Parties, in the Collateral, are and will remain in full force and effect and binding on such Obligor, and are enforceable in accordance with their respective terms and applicable law. Each Obligor hereby grants to the Agent, for the benefit of the Secured Parties, or confirms that the Agent already possesses, Liens and security interests in the Collateral, as security for all of the Obligations (in the case of the U.S. Facility Obligors) or Canadian Facility Obligations (in the case of the Canadian Facility Obligors). In addition, each Obligor hereby agrees and confirms that the Agent, as a depository bank, has control over all Deposit Accounts of the Obligors and the contents thereof that are maintained with it. By its execution hereof and thereof, each Obligor (in its individual capacity and in its capacity as member, shareholder or partner of each other Obligor, as applicable) acknowledges, ratifies and reaffirms all of the terms and provisions of the Loan Documents and the enforceability thereof against it, which terms and provisions, except as modified herein, are incorporated by reference as of the Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein. Without limitation of the foregoing, each Borrower hereby acknowledges, ratifies and confirms the Loan Agreement and all of its debts and obligations to the Agent and the Lenders thereunder; each U.S. Domiciled Obligor hereby acknowledges, ratifies and confirms its guaranty of the Obligations under the Loan Agreement and all of its debts and obligations to the Agent and the Lenders thereunder; and each Canadian Domiciled Obligor hereby acknowledges, ratifies and confirms its guaranty of the Canadian Facility Obligations under the Loan Agreement and all of its debts and obligations to the Agent and the Lenders thereunder.

10. NO CLAIMS; RELEASE. EACH OBLIGOR (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT, AS OF THE DATE HEREOF, IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST AGENT, ANY LENDER, ANY ISSUING BANK, ANY OF THEIR AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES,

ATTORNEYS, CONSULTANTS TO ATTORNEYS OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS OF AGENT. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE AGENT, THE LENDERS AND THE ISSUING BANKS TO ENTER INTO THIS AGREEMENT, EACH OBLIGOR HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, AND COVENANTS NOT TO SUE THE LENDER-RELATED PARTIES FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS, WHICH ANY OBLIGOR OWNS AND HOLDS AS OF THE DATE HEREOF, OR HAS AT ANY TIME PRIOR TO THE DATE HEREOF OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY ANY OBLIGOR AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY ANY OBLIGOR IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES.

11. No Obligation. Each Obligor hereby acknowledges and understands that upon the expiration or earlier termination of the Forbearance Period, if the Specified Defaults have not been waived by written agreement in accordance with the Loan Agreement, or if there shall at any time exist any other Default or Event of Default, then the Agent, the Lenders and the Issuing Banks shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the Collateral and/or institution of legal proceedings. The Agent, the Lenders and the Issuing Banks shall have no obligation whatsoever to extend the maturity of the Obligations, waive any Default or Event of Default, defer any payments, or further forbear from exercising their rights and remedies.

12. No Implied Waivers. No failure or delay on the part of the Agent, any Lender or any Issuing Bank in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Loan Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Loan Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13. INDEMNIFICATION. IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE OTHER LOAN DOCUMENTS, EACH OBLIGOR SHALL AND DOES HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE LENDER-RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS, IN EACH CASE INCLUDING THE LOSSES ARISING FROM THE SOLE OR THE CONTRIBUTORY NEGLIGENCE OF ANY LENDER-RELATED PARTY; PROVIDED, THAT SUCH INDEMNITIES SHALL NOT, AS TO ANY LENDER-RELATED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH CLAIMS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LENDER-RELATED PARTY. THIS SECTION SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE OBLIGATIONS OR TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document will survive the execution and delivery of this Agreement, and no investigation by the Agent, any Lender or any Issuing Bank or any closing will affect the representations and warranties or the right of the Agent, the Lenders and the Issuing Banks to rely upon them.

15. Review and Construction of Documents. Each Obligor hereby acknowledges, and represents and warrants to the Agent, the Lenders and the Issuing Banks that, such Obligor has (a) had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel, (b) reviewed this Agreement and fully understands the effects thereof and all terms and provisions contained herein, and (c) executed this Agreement of its own free will and volition. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

16. ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT AND THE LOAN DOCUMENTS AS INCORPORATED HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING THE MATTERS CONTAINED HEREIN, INCLUDING THE AGENT’S, THE LENDERS’ AND THE ISSUING BANKS’ FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES ARISING AS A RESULT OF THE SPECIFIED DEFAULTS, AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Obligors, the Agent, the Issuing Banks and the Required Lenders. The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

17. Fees and Expenses. The Borrowers shall pay all fees and expenses incurred by the Agent, including Agent Counsel, Local Counsel and FTI, in connection with the preparation, negotiation and execution of this Agreement.

18. Notices. All notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Loan Agreement, provided that, if to Bank of America, as Agent, Lender or Issuing Bank, at the following address:

Bank of America, N.A.

901 Main Street, 11th Floor

TX1-492-11-23

Dallas, Texas 75202

Attn: Terrance O. McKinney

Telecopy: 214-209-4766

E-mail: terry.mckinney@baml.com

With a copy to:

Vinson & Elkins L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Attn: Tim Johnston

Telecopy: 214-220-7741

E-mail: tjohnston@velaw.com

19. Successors and Assigns. This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that no Obligor may assign any rights or obligations under this Agreement without the prior written consent of the Agent, the Issuing Banks and the Lenders.

20. Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitations with respect to the Loan Documents shall be tolled and not begin running until the Termination Date.

21. Other Terms. No act committed or action taken by the Agent or any Lender under this Agreement or the other Loan Documents will be used, construed, or deemed to hold such person to be in control of any Obligor, or the governance, management or operations of any Obligor for any purpose, without limitation, or to be participating in the management of any Obligor or acting as a “responsible person” or “owner or operator” or a person in “control,” “possession,” “charge,” “care,” or “management” with respect to the governance, management or operation of any Obligor or their respective businesses or property (as such terms, or any similar terms, are used in any Debtor Relief Laws, the Code, CERCLA, or any other environmental protection and safety laws, each as may be amended from time to time, or any other federal or state statute, at law, in equity or otherwise) by virtue of the interests, rights and remedies granted to or conferred upon the Agent and the Lenders under this Agreement or the other Loan Documents.

22. Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and applicable laws of the United States of America.

24. Interpretation. Wherever the context hereof will so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

25. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

26. Counterparts. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided, that no party shall be bound by this Agreement until the Obligors, the Agent, the Issuing Banks and the Required Lenders have executed a counterpart hereof. Execution of this Agreement via facsimile shall be effective, and signatures received via facsimile shall be binding upon the parties hereto and shall be effective as originals.

27. Further Assurances. Each Obligor agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

28. Loan Documents. This Agreement is a Loan Document for all purposes of the Loan Agreement and the other Loan Documents. To the extent of a conflict or inconsistency between this Agreement and any other of the other Loan Documents, this Agreement shall control.

29. WAIVER OF JURY TRIAL. EACH OBLIGOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OBLIGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT, THE LENDERS AND THE ISSUING BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED HEREIN.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

U.S. BORROWERS:

WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation
CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation
CONSTRUCTION TANK SERVICES LLC, a Delaware limited liability company
WILLBROS UTILITY T&D OF NEW YORK, LLC, a New York limited liability company
LINEAL INDUSTRIES, INC., a Pennsylvania corporation
WILLBROS WEST COAST SERVICES, INC., an Oklahoma corporation
WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company
WILLBROS ENGINEERING & SERVICES, LLC, a Texas limited liability company
WILLBROS T&D SERVICES, LLC, a Delaware limited liability company

By:	/s/ Michael Fournier
Name:	Michael Fournier
Title:	President & Chief Executive Officer

CANADIAN BORROWER:

WILLBROS MINE SERVICES, L.P., an Alberta limited partnership, by its General Partner, WILLBROS (CANADA) GP I LIMITED

By:	/s/ Michael Fournier
Name:	Michael Fournier
Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO ABL LIMITED FORBEARANCE AGREEMENT – WILLBROS]

U.S. FACILITY GUARANTORS:

WILLBROS GROUP, INC., a Delaware corporation
WILLBROS UTILITY T&D HOLDINGS, LLC, a Delaware limited liability company
WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC, a Delaware limited liability company

By:	/s/ Michael Fournier
Name:	Michael Fournier
Title:	President & Chief Executive Officer

CANADIAN FACILITY GUARANTORS:

WILLBROS CANADA HOLDINGS ULC, a British Columbia unlimited liability company
WILLBROS (CANADA) GP I LIMITED, a British Columbia corporation
WILLBROS (CANADA) GP IV LIMITED, a British Columbia corporation
WILLBROS (CANADA) GP V LIMITED , a British Columbia corporation 0795781 B.C. LTD., a British Columbia corporation
P/L EQUIPMENT LP, an Alberta limited partnership, by its General Partner, 0795781 B.C. LTD.
WILLBROS FACILITIES & TANKS (CANADA) LP, an Alberta limited partnership, by its General Partner, WILLBROS (CANADA) GP IV LIMITED
WILLBROS PSS MIDSTREAM (CANADA) LP, an Alberta limited partnership, by its General Partner, WILLBROS (CANADA) GP V LIMITED

By:	/s/ Michael Fournier
Name:	Michael Fournier
Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO ABL LIMITED FORBEARANCE AGREEMENT – WILLBROS]

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent, a U.S. Lender, U.S. Swingline Lender, and U.S. Issuing Bank

By:	/s/ Terrance O. McKinney_
Name:	Terrance O. McKinney
Title:	Senior Vice President

[SIGNATURE PAGE TO ABL LIMITED FORBEARANCE AGREEMENT – WILLBROS]

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender, Canadian Swingline Lender and Canadian Issuing Bank

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[SIGNATURE PAGE TO ABL LIMITED FORBEARANCE AGREEMENT – WILLBROS]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Maria Quintanilla
Name:	Maria Quintanilla
Title:	Authorized Signatory

[SIGNATURE PAGE TO ABL LIMITED FORBEARANCE AGREEMENT – WILLBROS]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:
Name:
Title:

[SIGNATURE PAGE TO ABL LIMITED FORBEARANCE AGREEMENT – WILLBROS]

SUNTRUST BANK, as a U.S. Lender and a Canadian Lender

By:	/s/ Michael Dembski
Name:	Michael Dembski
Title:	Director

[SIGNATURE PAGE TO ABL LIMITED FORBEARANCE AGREEMENT – WILLBROS]

CAPITAL ONE BUSINESS CREDIT CORP., as a U.S. Lender

By:
Name:
Title:

[SIGNATURE PAGE TO ABL LIMITED FORBEARANCE AGREEMENT – WILLBROS]

SCHEDULE 1.1(a)

U.S. REVOLVER COMMITMENTS

U.S. Lender	U.S. Revolver Commitment
Bank of America, N.A.	$28,088,888.89
Capital One Business Credit Corp.	$19,911,111.11
Wells Fargo Bank, National Association	$18,669,629.33
SunTrust Bank	$13,330,370.67
Total	$80,000,000.00

Schedule 1.1(a)

SCHEDULE 1.1(b)

CANADIAN REVOLVER COMMITMENTS

Canadian Lender	Canadian Revolver Commitment
Bank of America, N.A. (acting through its Canada branch)	$6,000,000.00
Wells Fargo Capital Finance Corporation Canada	$2,330,000.00
SunTrust Bank	$1,670,000.00
Total	$10,000,000.00

Schedule 1.1(b)

EXHIBIT A

SPECIFIED DEFAULTS

1. Section 10.1.6(a) of the Loan Agreement: Failure to deliver a report and opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing within 90 days of the 2017 fiscal year end that is not subject to any “going concern” or like qualification or exception, which failure constitutes a Default under the Loan Agreement and, insomuch as such condition continues for five days from the date of such Default, will constitute an Event of Default under Section 11.1.3(b) of the Loan Agreement. For the avoidance of doubt, delivery of such annual financial statements on the deadline therefor is still required (as so qualified) and is not subject to forbearance or waiver.

2. Section 10.1.6(d)(i) of the Loan Agreement: Failure to deliver a certificate of the independent registered public accounting firm rendering the report in item #1 above stating whether, in connection with their audit examination, any condition or event has come to their attention which would cause them to believe that any Default or Event of Default with respect to accounting matters existed on the date of such financial statements, which failure constitutes a Default under the Loan Agreement and, insomuch as such condition continues for five days from the date of such Default, will constitute an Event of Default under Section 11.1.3(b) of the Loan Agreement.

3. Section 10.1.6(d)(ii) of the Loan Agreement: Failure to deliver a duly completed Compliance Certificate concurrently with the delivery of the audited annual financial statements referred to in item #1 above because such Compliance Certificate does not make certain representations below and/or discloses Defaults and Events of Default, which failure constitutes a Default under the Loan Agreement and, insomuch as such condition continues for five days from the date of such Default, will constitute an Event of Default under Section 11.1.3(b) of the Loan Agreement. For the avoidance of doubt, delivery of such Compliance Certificate (as so qualified) is still required and is not subject to forbearance or waiver.

4(a). Section 10.1.6(d)(ii) of the Loan Agreement: Failure to timely deliver duly completed Compliance Certificates concurrently with the delivery of monthly financial statements for the months of December 2017, January 2018 and February 2018 required to be delivered under Section 10.1.6(c) of the Loan Agreement because such Compliance Certificates do not make certain representations below and/or disclose Defaults and Events of Default and were not timely delivered in accordance with Section 10.1.6(d)(ii) of the Loan Agreement, which failure constitutes an Event of Default under Section 11.1.3(b) of the Loan Agreement. For the avoidance of doubt, delivery of such Compliance Certificates (as so qualified) is required on the Effective Date and is not subject to forbearance or waiver.

4(b). Section 10.1.6(d)(ii) of the Loan Agreement: Failure to deliver duly completed Compliance Certificates concurrently with the delivery of monthly financial statements required to be delivered under Section 10.1.6(c) of the Loan Agreement (commencing with fiscal month ended March 31, 2018) because such Compliance Certificates do not make certain representations below and/or disclose Defaults and Events of Default, which failure constitutes an Event of Default under Section 11.1.3(b) of the Loan Agreement. For the avoidance of doubt, delivery of such Compliance Certificates (as so qualified) is still required and is not subject to forbearance or waiver.

Exhibit A

5. Section 10.1.7(a) of the Loan Agreement: Failure to timely deliver written notice to the Agent of the occurrence of any Default or Event of Default solely with respect to items #1-4 above and items #6-9 below, which failure constitutes and Event of Default under Section 11.1.3(a) of the Loan Agreement.

6. Section 10.1.7(f) of the Loan Agreement: Any failure or potential failure to timely deliver written notice to the Agent of the occurrence of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, which failure constitutes, or potential failure would constitute, an Event of Default under Section 11.1.3(c) of the Loan Agreement.

7. Section 11.1.2 of the Loan Agreement: Any Event of Default due to any representation or warranty made or deemed made by any Obligor in connection with any Loan request, Letter of Credit request, or Compliance Certificate solely pertaining to the representations under Sections 9.1.6(c), 9.1.10 (insofar as it relates to the Specified Defaults) or 9.1.20 that has proven to be incorrect in any material respect when made or deemed made.

8. Section 11.1.4(b) of the Loan Agreement: Any Event of Default resulting from an “Event of Default” under the Term Loan Credit Agreement but solely for which the Term Loan Forbearance Agreement expressly specifies as subject to forbearance and only so long as no “Forbearance Termination Event” occurs under the Term Loan Forbearance Agreement.

9. Section 8.1 of the Loan Agreement: Failure by Borrower Agent to timely deliver to Agent a Borrowing Base Certificate and the related backup information therefor required under Section 8.1 of the Loan Agreement solely for the month of February 2018, which failure constitutes an Event of Default under Section 11.1.3(a) of the Loan Agreement.

Exhibit A